INVESTOR PRESENTATION FOURTH QUARTER 2024 2024

2FOURTH QUARTER 2024 INVESTOR PRESENTATION Cautionary Notice Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry including those highlighted by high- profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), as well as the impact of prolonged elevated interest rates on our financial projections and models, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks described herein and under “Risk Factors” and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2023 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

01 ABOUT SEACOAST BANK 02 OUTLOOK 03 COMPANY PERFORMANCE 04 APPENDIX

AGENDA ABOUT SEACOAST BANK

5FOURTH QUARTER 2024 INVESTOR PRESENTATION • Sustained, strong presence in Florida’s most attractive markets • #15 Florida market share ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 overall market share in Port St. Lucie MSA • Strong capital and liquidity supporting further organic growth and opportunistic acquisitions ▪ 14.8% Tier 1 capital ratio ▪ 84% loan to deposit ratio Valuable Florida Franchise with Strong Capital and Liquidity

6FOURTH QUARTER 2024 INVESTOR PRESENTATION PROVEN TRACK RECORD OF SUCCESSFUL AND VALUE-ADDED INTEGRATIONS

AGENDA OUTLOOK

8FOURTH QUARTER 2024 INVESTOR PRESENTATION Executing Our Balanced Growth Strategy Relationship oriented value proposition resonates with both clients and bankers Technology and high performance culture to attract best banking talent in Florida from larger regionals Momentum has been building, with significant additions to the team in the past two years reflected in growing pipelines Continue to attract and reward top talent and a diverse workforce through strategic investments State-wide Florida presence with continuing strong macro- economic trends Compelling brand and client-centric culture united around nearly 100-year history Fortress balance sheet with peer-leading capital and robust liquidity Opportunistic acquisitions leveraging our proven M&A capabilities BUILD the business to become the dominant commercial bank in Florida MAXIMIZE competitive advantages to drive organic growth and build market share

AGENDA COMPANY PERFORMANCE

10FOURTH QUARTER 2024 INVESTOR PRESENTATION • Net income of $34.1 million, or $0.40 per diluted share, an increase of $3.4 million. • Adjusted net income1 of $40.6 million, or $0.48 per diluted share, an increase of $10.0 million. • Net interest income of $115.8 million, an increase of $9.1 million, or 9%. • Cost of deposits declined 26 basis points to 2.08%. • Net interest margin expanded 22 basis points to 3.39% and, excluding accretion on acquired loans, net interest margin expanded 15 basis points to 3.05%. • Noninterest income, excluding securities activity, increased $2.0 million, or 8%. • Efficiency ratio improved from 59.8% to 56.3%. Fourth Quarter 2024 Highlights Comparisons are to the third quarter of 2024 unless otherwise stated • Loans grew 3.7% on an annualized basis despite the headwinds presented by elevated payoffs and several strategic loan sales. • Return on average tangible assets increased 7% to 1.06% and adjusted return on average tangible assets1 increased 26% to 1.24%. • Return on tangible common equity increased 6% to 10.90% and adjusted return on tangible common equity2 increased 24% to 12.74%. • Tangible book value per share of $16.12 increased 7% year over year. • Strong capital position, with a Tier 1 capital ratio of 14.8% and a tangible common equity to tangible assets ratio of 9.6%. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2Excludes $8.0 million in losses from securities repositioning

11FOURTH QUARTER 2024 INVESTOR PRESENTATION Net Interest Income ($ in th ou sa nd s) $111,035 $105,298 $104,657 $106,975 $116,115 3.36% 3.24% 3.18% 3.17% 3.39% 3.02% 2.91% 2.87% 2.90% 3.05% Net Interest Income Net Interest Margin NIM, excluding accretion on acquired loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 • Net interest income1 totaled $116.1 million, an increase of $9.1 million, or 9%, from the prior quarter. • Net interest margin increased 22 basis points to 3.39% and, excluding the effect of accretion on acquired loans, net interest margin expanded 15 basis points to 3.05%. • Securities yields increased two basis points to 3.77% benefiting from new securities acquired year to date. • Loan yields decreased one basis point from the prior quarter to 5.93%. Excluding the effect of accretion on acquired loans, yields decreased 10 basis points to 5.48%, driven by variable rate loan resets with the 100 bps decline in the Fed Funds rate and interest adjustments resulting from the sale of consumer fintech loans. • The cost of deposits declined 26 basis points to 2.08%. 1Calculated on a fully taxable equivalent basis using amortized cost.

12FOURTH QUARTER 2024 INVESTOR PRESENTATION Noninterest income decreased $6.6 million from the prior quarter to $17.1 million, and adjusted noninterest income1 increased $2.0 million to $25.5 million. Changes from the prior quarter include: Service charges on deposits totaled $5.1 million, a decrease of $0.3 million, or 5%. The fourth quarter of 2024 was modestly impacted by hurricane-related fee waivers, while our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers. Wealth management income totaled $4.0 million, an increase of $0.2 million, or 5%. During 2024, assets under management increased $341.7 million, or 20%, reaching $2.1 billion at December 31, 2024. Insurance agency income totaled $1.2 million, a decrease of 18%, reflecting typical fourth quarter seasonality. Other income totaled $10.3 million, an increase of $2.5 million, or 31%. Fourth quarter results include gains on SBIC investments and gains on the sale of two nonperforming commercial real estate loans. Recognized $8.0 million in pre-tax losses on the sale of securities with an average book yield of 2.8%. The proceeds of $113 million were reinvested in agency mortgage-backed securities with an average book yield of 5.4% for an estimated earnback of less than three years. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Noninterest Income $19,775 $20,268 $22,228 $23,492 $25,456 Adjusted noninterest income Securities (losses) gains 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 ($ in thousands) $229 $(44)$(2,437) Noninterest income decreased 2% and adjusted noninterest income1, which excludes securities activity, increased 29% year over year. 1 $187 $(8,388)

13FOURTH QUARTER 2024 INVESTOR PRESENTATION Assets Under Management End-of-Period ($ in millions) $870 $1,239 $1,387 $1,711 $2,053 2020 2021 2022 2023 2024 Continued Focus on Building Wealth Management Assets under management totaled $2.1 billion at December 31, 2024, increasing 20% year over year. The wealth management team continued its business growth in the fourth quarter of 2024, closing out the strongest production and growth year on record, including nearly $450 million in new assets under management. Since 2020, assets under management have increased at a compound annual growth rate (“CAGR”) of 24%. 24% CAG R

Noninterest Expense

($ in millions)

Noninterest Expense



$86.4
$7.1
$83.3
$82.5
$84.8
$0.3
$85.3
60.3%
61.1%
60.2%
59.8%
56.1%
4Q'23
1Q'24
2Q'24
3Q'24
4Q'24
Adjusted noninterest expense[1]
NonGAAP adjustments
Adjusted efficiency ratio[1]

($ in millions)

Adjusted Noninterest Expense[1]



$16.3
$6.9
$9.5
$8.6
$45.1
$13.8
$6.3
$9.2
$8.0
$46.0
$13.4
$6.0
$9.1
$8.2
$45.8
$13.9
$6.0
$9.2
$8.0
$47.7
$13.4
$5.6
$9.1
$8.3
$48.9
4Q'23
1Q'24
2Q'24
3Q'24
4Q'24
Employee compensation and benefits
Outsourced data processing costs
Occupancy, furniture, and equipment
Amortization of intangibles
Other

Noninterest expense totaled $85.6 million, an increase of $0.8 million, or 1%, from the prior quarter, and a decrease of $0.8 million, or 1%, compared to the prior year quarter. Changes on an adjusted basis compared to the prior quarter include:

Employee compensation and benefits totaled $48.9 million, an increase of $1.2 million, or 3%, reflecting continued onboarding of banking teams and talent across our footprint, partially offset by seasonally lower 401(k) and payroll tax expense.

Outsourced data processing costs totaled $8.3 million, an increase of $0.3 million, or 4%, resulting from higher customer transaction volume.

Occupancy, furniture and equipment costs totaled $9.1 million, a decrease of $0.1 million, or 1%. Excluded are $0.2 million in preparation and recovery costs related to Hurricane Milton.

Other expense decreased $0.5 million, or 4%, primarily associated with the timing of various marketing campaigns. We will continue to invest in marketing and branding supporting growth initiatives.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 14

15FOURTH QUARTER 2024 INVESTOR PRESENTATION $393 $573 $834 $831 $693 $478 $394 $538 $658 $903 Pipeline Originations 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Loan Pipeline End-of-Period vs Originations ($ in millions) $10,063 $9,978 $10,039 $10,205 $10,300 5.85% 5.90% 5.93% 5.94% 5.93% 5.40% 5.48% 5.52% 5.58% 5.48% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Record originations of $903 million in the fourth quarter. Net annualized growth near 4%, with headwinds presented by elevated payoffs and strategic loan sales. Loan yields declined one basis point from the prior quarter to 5.93%. Excluding the effect of accretion on acquired loans, yields declined 10 basis points to 5.48%. Yields were impacted by the lower Fed Funds rate and by interest adjustments associated with consumer fintech sales.

16FOURTH QUARTER 2024 INVESTOR PRESENTATION At December 31, 2024 Loan Portfolio Mix Seacoast's lending strategy results in a diverse and granular loan portfolio. Seacoast’s average loan size is $383 thousand and the average commercial loan size is $814 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposures across industries and collateral types are broadly distributed. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 36% and 224%, respectively, of total consolidated risk based capital. CRE-Retail, 12% CRE-Office, 6% CRE-Multifamily 5+, 4% CRE-Hotel/Motel, 3% CRE-Industrial/Warehouse, 4% CRE-Other, 6% OOCRE, 16% Construction & Land Development, 6% Commercial & Financial, 16% Residential, 25% Consumer, 2%

17FOURTH QUARTER 2024 INVESTOR PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Loans Outstanding Purchase Discount % of Loans Outstanding Construction and Land Development $ 648,054 $ 7,252 1.12% $ 2,556 0.39 % Owner Occupied Commercial Real Estate 1,686,629 11,825 0.70 18,959 1.12 Commercial Real Estate 3,503,807 43,866 1.25 58,431 1.67 Residential Real Estate 2,616,784 39,168 1.50 33,322 1.27 Commercial & Financial 1,651,355 27,533 1.67 13,981 0.85 Consumer 193,321 8,411 4.35 803 0.42 Total $ 10,299,950 $ 138,055 1.34% $ 128,052 1.24 % The total allowance for credit losses of $138.1 million as of December 31, 2024 represents management’s estimate of lifetime expected credit losses. The $128.1 million remaining unrecognized discount on acquired loans represents 1.24% of total loans. Additionally, a reserve for potential credit losses on lending-related commitments of $5.7 million is reflected within Other Liabilities.

18FOURTH QUARTER 2024 INVESTOR PRESENTATION Net Charge-Offs $4,720 $3,630 $9,946 $7,445 $6,113 0.19% 0.15% 0.40% 0.29% 0.24% NCO NCO/Average Loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 ($ in thousands) $148,931 $146,669 $141,641 $140,469 $138,055 1.48% 1.47% 1.41% 1.38% 1.34% ACL ACL/Total Loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Allowance for Credit Losses Continued Strong Asset Quality Trends Nonperforming Loans $65,104 $77,205 $59,927 $80,857 $92,446 0.65% 0.77% 0.60% 0.79% 0.90% 0.30% 0.30% 0.39% 0.50% 0.15% NPL NPL/Total Loans Accruing Past Due / Total Loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Criticized and Classified Loans $233,916 $239,185 $260,040 $264,140 $223,859 2.32% 2.40% 2.59% 2.59% 2.17% Criticized and Classified Loans Criticized and Classified Loans / Total Loans 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24

Investment Securities Performance and Composition



($ in millions)
$1,836
$1,949
$1,967
$2,160
$2,227
3.42%
3.47%
3.69%
3.75%
3.77%
$680
$670
$658
$646
$635
4Q'23
1Q'24
2Q'24
3Q'24
4Q'24
HTM Securities
AFS Securities
Yield

Net Unrealized Loss in Securities			
($ in thousands)	12/31/2024	9/30/2024	△ from 3Q'24
Total Available-for-Sale	$ (207,846)	$ (165,144)	$ (42,702)
Total Held-to-Maturity	(127,592)	(107,565)	(20,027)
Total Securities	**$ (335,438)**	**$ (272,709)**	**$ (62,729)**

Portfolio yield increased two basis points to 3.77% from 3.75% in the prior quarter primarily due to new purchases.

Net unrealized losses in the AFS portfolio increased during the fourth quarter by $42.7 million, driven by rising longer term interest rates, which contributed $0.38 to the decrease in tangible book value per share.

High quality AFS portfolio consisting of 86% agency backed securities, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is entirely AA/AAA rated.

Recognized pre-tax losses of approximately $8.0 million on sales of AFS securities. Transaction benefits:

- Sold securities with an average book yield of 2.8%, resulting in proceeds of $113 million, which were reinvested in agency mortgage-backed securities with an average book yield of 5.4%.
- Expected earnback of less than three years, with the benefit of higher yields extending beyond the earnback period.

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 19

20FOURTH QUARTER 2024 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $11,777 $12,016 $12,116 $12,244 $12,242 5.50% 5.50% 5.50% 5.00% 4.50% 2.00% 2.19% 2.31% 2.34% 2.08% Total Deposits Fed Funds Cost of Deposits 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Distinctive Deposit Franchise Supported by Attractive Markets Total deposits were $12.2 billion, flat from the prior quarter. Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Average deposits per banking center were $159 million. 2024 Monthly Cost of Deposits 2.14% 2.20% 2.23% 2.27% 2.33% 2.33% 2.35% 2.39% 2.27% 2.16% 2.09% 1.98% Jan'24 Feb'24 Mar'24 Apr'24 May'24 Jun'24 Jul'24 Aug'24 Sep'24 Oct'24 Nov'24 Dec'24

21FOURTH QUARTER 2024 INVESTOR PRESENTATION Deposits End-of-Period ($ in millions) $11,777 $12,016 $12,116 $12,244 $12,242 Transaction Accounts Savings Money Market Brokered Time Deposits 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Granular, Diverse and Relationship-Focused Customer Funding Base The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 4% of total deposits. Customer transaction account balances represent 50% of total deposits. Consumer deposits represent 41% of total deposits, with an average balance per account of $25 thousand. Business deposits represent 59% of total deposits, with an average balance per account of $112 thousand. The average tenure for a Seacoast customer is 10 years. 50%49%50%52%54% 4%4%5%5%6% 28% 29% 30% 33% 33% 1% 1% 3% 2% 2% 11% 13% 12% 12% 11%

22FOURTH QUARTER 2024 INVESTOR PRESENTATION $15.08 $15.26 $15.41 $16.20 $16.12 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 9.3% 9.3% 9.3% 9.6% 9.6% 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 15.1% 15.9% 16.1% 16.2% 16.2% 14.0% 14.5% 14.7% 14.8% 14.8% Total Risk Based Capital Tier 1 Ratio 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 11.2% 9.6% 10.8% 10.3% 10.9%11.8% 11.2% 10.8% 10.3% 12.7% GAAP - ROTCE Adjusted - ROTCE 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Robust Capital Position Supporting a Fortress Balance Sheet

Michael Young EVP, Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

24FOURTH QUARTER 2024 INVESTOR PRESENTATION Appendix

25FOURTH QUARTER 2024 INVESTOR PRESENTATION Quarterly Trend Twelve Months Ended ($ in thousands) 4Q'24 3Q'24 2Q'24 1Q'24 4Q'23 4Q'24 4Q'23 Commercial pipeline at period end $ 605,357 $ 744,548 $ 743,789 $ 498,617 $ 306,531 $ 605,357 $ 306,531 Commercial loan originations 711,506 499,655 405,957 260,032 334,229 1,877,150 1,055,889 SBA pipeline at period end 28,793 28,944 29,296 15,630 20,600 28,793 20,600 SBA originations 36,836 18,386 8,226 18,944 25,034 82,392 48,914 Residential pipeline-saleable at period end 6,727 11,222 12,095 9,279 2,657 6,727 2,657 Residential loans-sold 11,764 23,200 21,417 15,305 15,614 71,686 66,252 Residential pipeline-portfolio at period end 35,068 21,920 24,721 24,364 44,422 35,068 44,422 Residential loans-retained1 99,916 51,507 42,431 51,435 41,186 245,289 260,500 Consumer pipeline at period end 17,384 24,447 24,532 25,057 18,745 17,384 18,745 Consumer originations 42,607 65,140 59,973 48,244 61,847 215,964 346,164 Total Pipelines at Period End $ 693,329 $ 831,081 $ 834,433 $ 572,947 $ 392,955 $ 693,329 $ 392,955 Total Originations $ 902,629 $ 657,888 $ 538,004 $ 393,960 $ 477,910 $ 2,492,481 $ 1,777,719 Loan Production and Pipeline Trend 1Includes purchases of $44.6 million in 4Q'24.

26FOURTH QUARTER 2024 INVESTOR PRESENTATION 7.93 7.95 7.86 7.30 3.12 3.26 3.25 2.88 4.61 4.65 4.73 4.77 2.19 2.31 2.34 2.08 3.47 3.69 3.75 3.77 Variable Rate Loans Interest Bearing Deposit Costs Fixed/Adjustable Rate Loans Total Deposit Costs Securities 1Q'24 2Q'24 3Q'24 4Q'24 Quarterly Average Yields/Rates (%) Net Interest Margin (Right Axis) Rate on Total Interest Bearing Liabilities (Left Axis) Yield on Total Earning Assets (Left Axis) 1Q'24 2Q'24 3Q'24 4Q'24 2.00 3.00 4.00 5.00 6.00 3.10 3.20 3.30 3.40 Asset & Liability Yield/Rate Trends (%) Average Yield Trends Only 21% of Total Interest Earning Assets Earning asset yields declined three basis points in 4Q’24 while the rate on interest bearing liabilities declined 36 basis points.

27FOURTH QUARTER 2024 INVESTOR PRESENTATION Recognition 2nd consecutive year 4th consecutive year 1st time winner 5th consecutive year 1st time winner 1st time winner 2nd consecutive year 2nd consecutive year

28FOURTH QUARTER 2024 INVESTOR PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
($ in thousands except per share data)	**4Q'24**	**3Q'24**	**2Q'24**	**1Q'24**	**4Q'23**	**4Q'24**	**4Q'23**
Net Income	**$ 34,085**	$ 30,651	$ 30,244	$ 26,006	$ 29,543	**$ 120,986**	$ 104,033
Total noninterest income	**17,068**	23,679	22,184	20,497	17,338	**83,428**	79,152
Securities losses (gains), net	**8,388**	(187)	44	(229)	2,437	**8,016**	2,893
BOLI benefits on death (included in other income)	**—**	—	—	—	—	**—**	(2,117)
Total Adjustments to Noninterest Income	**8,388**	(187)	44	(229)	2,437	**8,016**	776
Total Adjusted Noninterest Income	**25,456**	23,492	22,228	20,268	19,775	**91,444**	79,928
Total noninterest expense	**85,575**	84,818	82,537	90,371	86,367	**343,301**	395,622
Merger related charges	**—**	—	—	—	—	**—**	(33,180)
Business continuity expenses - hurricane events	**(280)**	—	—	—	—	**(280)**	—
Branch reductions and other expense initiatives	**—**	—	—	(7,094)	—	**(7,094)**	(5,167)
Adjustments to Noninterest Expense	**(280)**	—	—	(7,094)	—	**(7,374)**	(38,347)
Adjusted Noninterest Expense[1]	**85,295**	84,818	82,537	83,277	86,367	**335,927**	357,275
Income Taxes	**9,513**	8,602	8,909	7,830	8,257	**34,854**	30,219
Tax effect of adjustments	**2,197**	(47)	11	1,739	617	**3,900**	9,916
Adjusted Income Taxes	**11,710**	8,555	8,920	9,569	8,874	**38,754**	40,135
Adjusted Net Income[1]	**$ 40,556**	$ 30,511	$ 30,277	$ 31,132	$ 31,363	**$ 132,476**	$ 133,240
Earnings per diluted share, as reported	**$ 0.40**	$ 0.36	$ 0.36	$ 0.31	$ 0.35	**$ 1.42**	$ 1.23
Adjusted Earnings per Diluted Share	**0.48**	0.36	0.36	0.37	0.37	**1.56**	1.58
Average diluted shares outstanding	**85,302**	85,069	84,816	85,270	85,336	**85,040**	84,329

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 29

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
($ in thousands except per share data)	4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	4Q'24	4Q'23
Adjusted Noninterest Expense	85,295	84,818	82,537	83,277	86,367	335,927	357,275
Provision for credit losses on unfunded commitments	(250)	(250)	(251)	(250)	—	(1,001)	(1,239)
Other real estate owned expense and net (gain) loss on sale	(84)	(491)	109	26	(573)	(440)	(985)
Amortization of intangibles	(5,587)	(6,002)	(6,003)	(6,292)	(6,888)	(23,884)	(28,726)
Net Adjusted Noninterest Expense	$ 79,374	$ 78,075	$ 76,392	$ 76,761	$ 78,906	$ 310,602	$ 326,325
Average tangible assets	14,397,331	14,184,085	14,020,793	13,865,245	13,906,005	14,117,813	13,806,112
Net Adjusted Noninterest Expense to Average Tangible Assets	2.19 %	2.19 %	2.19 %	2.23 %	2.25 %	2.20 %	2.36 %
Net Revenue	$ 132,872	$ 130,344	$ 126,608	$ 125,575	$ 128,157	$ 515,399	$ 567,392
Total Adjustments to Net Revenue	8,388	(187)	44	(229)	2,437	8,016	776
Impact of FTE adjustment	311	310	233	220	216	1,074	803
Adjusted Net Revenue on a fully taxable equivalent basis	$ 141,571	$ 130,467	$ 126,885	$ 125,566	$ 130,810	$ 524,489	$ 568,971
Adjusted Efficiency Ratio	56.07 %	59.84 %	60.21 %	61.13 %	60.32 %	59.22 %	57.35 %
Net Interest Income	$ 115,804	$ 106,665	$ 104,424	$ 105,078	$ 110,819	$ 431,971	$ 488,240
Impact of FTE adjustment	311	310	233	220	216	1,074	803
Net Interest Income Including FTE adjustment	$ 116,115	$ 106,975	$ 104,657	$ 105,298	$ 111,035	$ 433,045	$ 489,043
Total noninterest income	17,068	23,679	22,184	20,497	17,338	83,428	79,152
Total noninterest expense less provision for credit losses on unfunded commitments	85,325	84,568	82,286	90,121	86,367	342,300	394,383
Pre-Tax Pre-Provision Earnings	$ 47,858	$ 46,086	$ 44,555	$ 35,674	$ 42,006	$ 174,173	$ 173,812
Total Adjustments to Noninterest Income	8,388	(187)	44	(229)	2,437	8,016	776
Total Adjustments to Noninterest Expense including other real estate owned expense and net gain (loss) on sale	364	491	(109)	7,068	573	7,814	39,332
Adjusted Pre-Tax Pre-Provision Earnings[1]	$ 56,610	$ 46,390	$ 44,490	$ 42,513	$ 45,016	$ 190,003	$ 213,920

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 30

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Twelve Months Ended	
($ in thousands except per share data)	**4Q'24**	**3Q'24**	**2Q'24**	**1Q'24**	**4Q'23**	**4Q'24**	**4Q'23**
Average Assets	**$15,204,041**	$14,996,846	$14,839,707	$14,690,776	$14,738,034	**$14,933,758**	$14,622,774
Less average goodwill and intangible assets	**(806,710)**	(812,761)	(818,914)	(825,531)	(832,029)	**(815,945)**	(816,662)
Average Tangible Assets	**$14,397,331**	$14,184,085	$14,020,793	$13,865,245	$13,906,005	**$14,117,813**	$13,806,112
Return on Average Assets (ROA)	**0.89 %**	0.81 %	0.82 %	0.71 %	0.80 %	**0.81 %**	0.71 %
Impact of removing average intangible assets and related amortization	**0.17**	0.18	0.18	0.18	0.19	**0.17**	0.19
Return on Average Tangible Assets (ROTA)	**1.06**	0.99	1.00	0.89	0.99	**0.98**	0.91
Impact of other adjustments for Adjusted Net Income	**0.18**	(0.01)	—	0.15	0.05	**0.08**	0.22
Adjusted Return on Average Tangible Assets	**1.24**	0.98	1.00	1.04	1.04	**1.06**	1.12
Average Shareholders' Equity	**$ 2,203,052**	$ 2,168,444	$ 2,117,628	$ 2,118,381	$ 2,058,912	**$ 2,152,061**	$ 2,025,382
Less average goodwill and intangible assets	**(806,710)**	(812,761)	(818,914)	(825,531)	(832,029)	**(815,945)**	(816,662)
Average Tangible Equity	**$ 1,396,342**	$ 1,355,683	$ 1,298,714	$ 1,292,850	$ 1,226,883	**$ 1,336,116**	$ 1,208,720
Return on Average Shareholders' Equity	**6.16 %**	5.62 %	5.74 %	4.94 %	5.69 %	**5.62 %**	5.14 %
Impact of removing average intangible assets and related amortization	**4.74**	4.69	5.01	4.61	5.53	**4.77**	5.24
Return on Average Tangible Common Equity (ROTCE)	**10.90**	10.31	10.75	9.55	11.22	**10.39**	10.38
Impact of other adjustments for Adjusted Net Income	**1.84**	(0.04)	0.01	1.60	0.58	**0.86**	2.42
Adjusted Return on Average Tangible Common Equity	**12.74 %**	10.27 %	10.76 %	11.15 %	11.80 %	**11.25 %**	12.80 %
Loan Interest Income[2]	**$ 152,303**	$ 151,282	$ 147,518	$ 147,308	$ 148,004	**$ 598,411**	$ 581,825
Accretion on acquired loans	**(11,717)**	(9,182)	(10,178)	(10,595)	(11,324)	**(41,672)**	(56,689)
Loan interest income excluding accretion on acquired loans	**$ 140,586**	$ 142,100	$ 137,340	$ 136,713	$ 136,680	**$ 556,739**	$ 525,136

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 31

GAAP to Non-GAAP Reconciliation

($ in thousands except per share data)	Quarterly Trend 4Q'24	3Q'24	2Q'24	1Q'24	4Q'23	Twelve Months Ended 4Q'24	4Q'23
Yield on Loans[2]	**5.93 %**	5.94 %	5.93 %	5.90 %	5.85 %	**5.93 %**	5.88 %
Impact of accretion on acquired loans	**(0.45)**	(0.36)%	(0.41)	(0.42)	(0.45)	**(0.42)**	(0.57)
Yield on loans excluding accretion on acquired loans	**5.48 %**	5.58 %	5.52 %	5.48 %	5.40 %	**5.51 %**	5.31 %
Net Interest income[2]	**$ 116,115**	$ 106,975	$ 104,657	$ 105,298	$ 111,035	**$ 433,045**	$ 489,043
Accretion on acquired loans	**(11,717)**	(9,182)	(10,178)	(10,595)	(11,324)	**(41,672)**	(56,689)
Net interest income excluding accretion on acquired loans	**$ 104,398**	$ 97,793	$ 94,479	$ 94,703	$ 99,711	**$ 391,373**	$ 432,354
Net Interest Margin[2]	**3.39 %**	3.17 %	3.18 %	3.24 %	3.36 %	**3.24 %**	3.77 %
Impact of accretion on acquired loans	**(0.34)**	(0.27)	(0.31)	(0.33)	(0.34)	**(0.31)**	(0.44)
Net interest margin excluding accretion on acquired loans	**3.05 %**	2.90 %	2.87 %	2.91 %	3.02 %	**2.93 %**	3.33 %
Security Interest Income[2]	**$ 26,986**	$ 26,005	$ 24,195	$ 22,434	$ 21,451	**$ 99,620**	$ 83,364
Tax equivalent adjustment on securities	**(7)**	(8)	(7)	(7)	(13)	**(29)**	(83)
Security interest income excluding tax equivalent adjustment	**$ 26,979**	$ 25,997	$ 24,188	$ 22,427	$ 21,438	**$ 99,591**	$ 83,281
Loan Interest Income[2]	**$ 152,303**	$ 151,282	$ 147,518	$ 147,308	$ 148,004	**$ 598,411**	$ 581,825
Tax equivalent adjustment on loans	**(304)**	(302)	(226)	(213)	(203)	**(1,045)**	(720)
Loan interest income excluding tax equivalent adjustment	**$ 151,999**	$ 150,980	$ 147,292	$ 147,095	$ 147,801	**$ 597,366**	$ 581,105
Net Interest Income[2]	**$ 116,115**	$ 106,975	$ 104,657	$ 105,298	$ 111,035	**$ 433,045**	$ 489,043
Tax equivalent adjustment on securities	**(7)**	(8)	(7)	(7)	(13)	**(29)**	(83)
Tax equivalent adjustment on loans	**(304)**	(302)	(226)	(213)	(203)	**(1,045)**	(720)
Net interest income excluding tax equivalent adjustment	**$ 115,804**	$ 106,665	$ 104,424	$ 105,078	$ 110,819	**$ 431,971**	$ 488,240

[1] As of 1Q'24, amortization of intangibles is excluded from adjustments to noninterest expense; prior periods have been updated to reflect the change.

[2] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FOURTH QUARTER 2024 INVESTOR PRESENTATION 32